UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

INLAND REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT OF
INLAND REAL ESTATE CORPORATION

June 27, 2013

This supplement (this “Supplement”) is being filed today with the Securities and Exchange Commission (the “SEC”) and contains important information that supplements and amends the revised definitive proxy statement of Inland Real Estate Corporation (“we” or the “Company”) filed with the SEC on May 13, 2013 (the “Original Proxy Statement”), as supplemented on June 19, 2013 (the “June 19 Supplement”), in connection with our 2013 annual meeting of stockholders (the “Annual Meeting”), including any adjournment or postponement thereof.  We refer to the Original Proxy Statement and the June 19 Supplement collectively as the “Proxy Statement.”  The Annual Meeting was scheduled to be held on June 27, 2013, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523.  The Proxy Statement contains important information regarding the Annual Meeting, and this supplement should be read in conjunction with the Proxy Statement in its entirety.

The purpose of this Supplement is to inform our stockholders that we intend to hold the Annual Meeting as previously scheduled to present for stockholder consideration all of the proposals set forth in the Proxy Statement except Proposal 3(a).  Proposal 3(a) is a proposal to approve the amendment and restatement of our charter to remove provisions originally included to comply with the NASAA REIT Guidelines as described in the Proxy Statement.  Following consideration and voting on Proposals 1, 2, 3(b) and 4 at the Annual Meeting, we intend to adjourn the Annual Meeting to 10:00 a.m. local time on Monday, July 15, 2013, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523 (the “Adjourned Annual Meeting”) to allow stockholders additional time to consider Proposal 3(a) in light of the changes to Proposal 3(a) described in the June 19 Supplement.  Of the specific proposals included in the Proxy Statement on which our board of directors made a recommendation, only Proposal 3(a) will be presented for stockholder consideration at the Adjourned Annual Meeting.

No changes are being made to the proxy card; therefore, if you have already submitted a proxy card or otherwise provided voting instructions regarding Proposal 3(a), you do not need to complete an additional proxy card or otherwise submit new voting instructions unless you wish to change your voting instructions with respect to Proposal 3(a).  If you have already submitted a completed proxy card or otherwise provided voting instructions but wish to change your voting instructions regarding Proposal 3(a), you may revoke your prior proxy card or change your voting instructions regarding Proposal 3(a) by following the instructions in the Proxy Statement and, for example, submitting a new properly executed proxy card or voting instruction form regarding Proposal 3(a) or submitting new proxy or voting instructions regarding Proposal 3(a) by telephone or via the Internet.

If you have not already submitted a proxy card or voting instructions regarding Proposal 3(a), please do so in accordance with the instructions in the Proxy Statement, except as modified below.

Record Holders.  If you are a record holder, you may vote at the Adjourned Annual Meeting in person or by granting one or more individuals the right to vote as your proxy on Proposal 3(a).  You may authorize Thomas P. D’Arcy, Mark E. Zalatoris and Beth Sprecher Brooks to vote as your proxy in any of the following ways:

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1.                    by mail: sign, date and return the proxy card in the enclosed envelope for our receipt by 11:59 p.m. eastern time on July 14, 2013;

2.                    via telephone: dial (800)-690-6903 anytime prior to 11:59 p.m. eastern time on July 14, 2013, and follow the instructions provided on the proxy card; or

3.                    via the Internet: go to www.proxyvote.com anytime prior to 11:59 p.m. eastern time on July 14, 2013, and follow the instructions provided on the proxy card.